NEWS RELEASE

For more information, contact:
Allen Muhich
Vice President of Finance
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS SECOND QUARTER 2012 RESULTS

▪	Revenue of $77.6 million, ATCA and Software & Solutions Revenues of $52.6 million, up 60% Year Over Year and growing to 68% of Total Revenue.

▪	Record Software-Solutions revenue of $16.1 million represents over 20% of Total Revenue.

▪	GAAP gross margins of 34% and Non-GAAP gross margins of over 37%, up 6 percentage points Year Over Year.
HILLSBORO, OR - July 26, 2012 - Radisys® Corporation (NASDAQ: RSYS), a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications, announced revenues for the second quarter of $77.6 million and non-GAAP revenue of $77.7 million. Second quarter GAAP net income was $1.3 million or $0.05 per share and non-GAAP net income was $5.2 million or $0.17 per diluted share. Second quarter non-GAAP results exclude the impact of purchase accounting adjustments, amortization of acquired intangible assets, stock-based compensation, restructuring and acquisition-related charges and non-cash tax expense. A reconciliation of GAAP to non-GAAP results is located in the tables below.
Commenting on the second quarter results, Mike Dagenais, Radisys' Chief Executive Officer stated, “Our second quarter non-GAAP earnings came in towards the higher end of our expectations. A favorable ATCA customer mix combined with strong Software-Solutions revenue, which was over 20% of total revenue, enabled non-GAAP gross margins of over 37%, our highest level in many years. When combined with tight expense controls, we were able to achieve our expected earnings target despite the lower than expected overall revenue levels.”
Mr. Dagenais continued, “We had another good design win quarter as customers continue to recognize our unique capabilities and are awarding us business in a broad base of applications. In the quarter we had 24 new wins across 21 different customers, 9 of which were new to Radisys. The design wins were a healthy blend between ATCA and Com Express; Com Express in particular had very strong wins across many applications including medical imaging, military communications, and photo radar. In our first year as a combined company, this brings our total design wins to 91 with a value of over $300 million in revenue over the next 5 years.”
Second Quarter Operational Highlights

•	Radisys T-Series ATCA 40G design wins primarily for LTE deployments with several key existing customers.

•	Trillium TOTALeNodeB - awarded best enabling technology at London's Small Cell Forum Industry Awards in June.

•	Trillium TOTALeNodeB - in the final stages of deployment readiness trials with two important customers.

•	MPX-12000, Radisys ATCA based Multimedia Resource function, scheduled to go through a number of lab evaluations with multiple Tier 1 Telecom Equipment Manufacturers as well as Telecom Carriers.

•	MPX-12000 was awarded a 2012 NGN Leadership Award from Internet Telephony and Next Gen Mobility Magazine.
Second Quarter Financial Highlights

▪	GAAP revenue was $77.6 million and non-GAAP revenue was $77.7 million. ATCA and Software-Solutions revenues were $52.6 million, up 60% year over year and growing to 68% of total revenue.

▪	GAAP gross margin was 34.4%. Non-GAAP gross margin was 37.4% and represents a 6 percentage point increase from the same quarter last year, primarily resulting from improved product mix.

▪
Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $21.9 million and non-GAAP R&D and SG&A expenses were $23.3 million, relatively flat when compared to the first quarter.

▪
Cash from operating activities was $4.1 million and in line with expectations. Cash and cash equivalents were $45.9 million at the end of the second quarter, representing a $2.0 million increase from the prior quarter.

Financial Outlook
Third Quarter 2012 Outlook

▪
Revenue: Third quarter revenue is expected to be between $66 million and $72 million. Combined ATCA and Software-Solutions revenue is expected to be down approximately $5 million from the second quarter. A reduction in Other legacy telecommunications revenue comprises the balance of the sequential quarter reduction.

▪
Gross Margin: Third quarter non-GAAP gross margin rate is expected to approximate 34%. The expected decrease in gross margin from the second quarter results from lower sequential Software-Solutions revenue.

▪	Operating Expenses: Third quarter non-GAAP R&D and SG&A expenses are expected to decrease by approximately $0.5 million from second quarter levels.

▪	EPS: Third quarter non-GAAP net income is expected to be between breakeven and $0.06 per diluted share.
Mr. Dagenais went on to say, “Similar to what many others in the telecom and broader macro markets have recently reported, we are seeing growing uncertainty and tangible softening in our market. The softness we're seeing is predominately from our traditionally largest customers and while we're disappointed in these recent market changes, we believe we are very well positioned given our design win performance and new product momentum when the market rebounds.”
Conference Call and Webcast Information
Radisys will host a conference call on Thursday, July 26, 2012 at 5:00 p.m. ET to discuss the second quarter 2012 results and the financial and business outlook for the third quarter.
To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 99482217. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.
A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, August 9, 2012. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID# 99482217. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook, expectations for the third quarter of 2012, and items related to the acquisition of Continuous Computing such as certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, revenue growth, margin improvement, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) fluctuations in currency exchange rates, (e) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (f) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, (g) performance and customer acceptance of the Trillium line of products, (h) the combined Company's financial results and performance and (i) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2011 and in Radisys' subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained from the Company's investor relations web site at http://investor.radisys.com/ or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of July 26, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.
Non-GAAP Financial Measures
To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, and (e) the income tax effect of reconciling items. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.
The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

Effective with the release of its second quarter 2012 financial results, the Company has modified its method of calculating non-GAAP taxes. Non-GAAP taxes will now equal reported GAAP taxes less any non-cash tax expense. The effect of this change is to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. The Company believes this reporting more closely represents the true economic impact of our tax positions. Included in this press release is a schedule providing restated quarterly non-GAAP tax amounts for both 2011 and the first quarter of 2012.
A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
About Radisys
Radisys (NASDAQ: RSYS) is a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues	$77,584	$79,856	$153,071	$153,483
Cost of sales:
Cost of sales	48,542	54,933	98,547	107,167
Amortization of purchased technology	2,391	1,163	4,833	2,327
Gross margin	26,651	23,760	49,691	43,989
Operating expenses
Research and development	11,713	9,600	24,259	18,607
Selling, general and administrative	10,173	10,875	22,173	21,910
Intangible assets amortization	1,304	192	2,608	384
Restructuring and acquisition-related charges, net	1,039	2,481	2,483	2,521
Income (loss) from operations	2,422	612	(1,832)	567
Interest expense	(422)	(456)	(843)	(952)
Other income (expense), net	126	(12)	290	(49)
Income (loss) before income tax expense (benefit)	2,126	144	(2,385)	(434)
Income tax expense (benefit)	819	(46)	1,123	(95)
Net income (loss)	$1,307	$190	$(3,508)	$(339)

Net income (loss) per share:
Basic	$0.05	$0.01	$(0.13)	$(0.01)
Diluted (I),(II)	$0.05	$0.01	$(0.13)	$(0.01)
Weighted average shares outstanding
Basic	26,759	24,334	26,708	24,341
Diluted (I),(II)	28,256	24,475	26,708	24,341

(I)	For all periods presented, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II)
For the three months ended June 30, 2012 and 2011, the computation of diluted earnings per share includes the effects of stock options, restricted stock units and escrow shares. For the six months ended June 30, 2012 and 2011, the computation of earnings per share excludes the effects of stock options, restricted stock units and escrow shares, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2012	December 31, 2011 (a)

ASSETS
Current assets:
Cash and cash equivalents	$45,852	$47,770
Accounts receivable, net	48,385	49,212
Inventories and inventory deposit, net	30,740	35,454
Other current assets	14,201	14,623
Total current assets	139,178	147,059
Property and equipment, net	15,998	15,366
Goodwill and intangible assets, net	107,351	114,791
Other assets, net	19,624	20,057
Total assets	$282,151	$297,273

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,347	$37,874
Deferred income	8,730	11,602
Other accrued liabilities	19,438	27,003
2013 convertible senior notes, net	27,000	—
Total current liabilities	93,515	76,479
2013 convertible senior notes, net	—	45,000
2015 convertible senior notes, net	18,000	—
Other long-term liabilities	8,420	9,061
Total liabilities	119,935	130,540
Shareholders' equity:
Common stock	301,438	301,225
Accumulated deficit	(139,720)	(136,212)
Accumulated other comprehensive income	498	1,720
Total shareholders’ equity	162,216	166,733
Total liabilities and shareholders’ equity	$282,151	$297,273

(a)
In accordance with ASC 805-10, the Company's December 31, 2011 balance sheet has been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$1,307	$190	$(3,508)	$(339)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	5,692	2,581	11,330	5,214
Stock-based compensation expense	(1,506)	736	(584)	2,137
Other adjustments	1,150	518	1,869	1,103
Changes in operating assets and liabilities:
Accounts receivable	(1,074)	(693)	824	(5,893)
Inventories and inventory deposit	(1,121)	(1,646)	3,617	(2,187)
Accounts payable	2,475	598	979	8,513
Deferred income	208	372	(3,172)	2,851
Other operating assets and liabilities	(3,015)	951	(8,101)	(1,906)
Net cash provided by operating activities	4,116	3,607	3,254	9,493
Cash flows from investing activities:
Capital expenditures	(2,257)	(1,181)	(5,831)	(2,142)
Other investing activities, net	—	—	—	(500)
Net cash used in investing activities	(2,257)	(1,181)	(5,831)	(2,642)
Cash flows from financing activities:
Repurchases of common stock	—	—	—	(1,258)
Proceeds from issuance of common stock	379	371	810	914
Other financing activities, net	(28)	(23)	(42)	(147)
Net cash provided by (used in) financing activities	351	348	768	(491)
Effect of exchange rate changes on cash and cash equivalents	(199)	63	(109)	194
Net increase (decrease) in cash and cash equivalents	2,011	2,837	(1,918)	6,554
Cash and cash equivalents, beginning of period	43,841	132,795	47,770	129,078
Cash and cash equivalents, end of period	$45,852	$135,632	$45,852	$135,632

REVENUES
BY GEOGRAPHY
(In thousands, unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
North America	$26,391	34.0%	$23,903	29.9%	$55,952	36.5%	$42,949	28.0%
Europe, the Middle East and Africa (“EMEA”)	12,371	15.9	16,340	20.5	31,819	20.8	41,796	27.2
Asia Pacific	38,822	50.1	39,613	49.6	65,300	42.7	68,738	44.8
Total	$77,584	100.0%	$79,856	100.0%	$153,071	100.0%	$153,483	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
ATCA Platforms	$36,518	47.1%	$22,891	28.7%	$74,181	48.5%	$50,460	32.9%
COM Express and Rackmount Server	11,931	15.4	14,124	17.7	24,103	15.7	27,041	17.6
Software and Solutions (I)	16,102	20.7	9,925	12.4	28,162	18.4	13,533	8.8
Other Products	13,033	16.8	32,916	41.2	26,625	17.4	62,449	40.7
Total Revenues	$77,584	100.0%	$79,856	100.0%	$153,071	100.0%	$153,483	100.0%

(I)
For the three months and year ended June 30, 2012, Software and Solutions revenues include a reduction in revenue of $111 and $300 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
REVENUES:
GAAP revenues	$77,584		$79,856		$153,071		$153,483
(a) Purchase accounting adjustments	111		—		300		—
Non-GAAP revenues	$77,695		$79,856		$153,371		$153,483

GROSS MARGIN:
GAAP gross margin	$26,651	34.4%	$23,760	29.8%	$49,691	32.5%	$43,989	28.7%
(a) Purchase accounting adjustments	111		—		300		—
(b) Amortization of acquired intangible assets	2,391		1,163		4,833		2,327
(c) Stock-based compensation	(134)		170		(205)		355
(d) Restructuring and acquisition-related charges, net	57		—		62		—
Non-GAAP gross margin	$29,076	37.4%	$25,093	31.4%	$54,681	35.7%	$46,671	30.4%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,713	15.1%	$9,600	12.0%	$24,259	15.8%	$18,607	12.1%
(c) Stock-based compensation	296		(293)		(31)		(606)
Non-GAAP research and development	$12,009	15.5%	$9,307	11.7%	$24,228	15.8%	$18,001	11.7%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$10,173	13.1%	$10,875	13.6%	$22,173	14.5%	$21,910	14.3%
(c) Stock-based compensation	1,076		(273)		410		(1,176)
Non-GAAP selling, general and administrative	$11,249	14.5%	$10,602	13.3%	$22,583	14.7%	$20,734	13.5%

INCOME FROM OPERATIONS:
GAAP income (loss) from operations	$2,422	3.1%	$612	0.8%	$(1,832)	(1.2)%	$567	0.4%
(a) Purchase accounting adjustments	111		—		300		—
(b) Amortization of acquired intangible assets	3,695		1,355		7,441		2,711
(c) Stock-based compensation	(1,506)		736		(584)		2,137
(d) Restructuring and acquisition-related charges, net	1,096		2,481		2,545		2,521
Non-GAAP income from operations	$5,818	7.5%	$5,184	6.5%	$7,870	5.1%	$7,936	5.2%

NET INCOME:
GAAP net income (loss)	$1,307	1.7%	$190	0.2%	$(3,508)	(2.3)%	$(339)	(0.2)%
(a) Purchase accounting adjustments	111		—		300		—
(b) Amortization of acquired intangible assets	3,695		1,355		7,441		2,711
(c) Stock-based compensation	(1,506)		736		(584)		2,137
(d) Restructuring and acquisition-related charges, net	1,096		2,481		2,545		2,521
(e) Income taxes (II)	512		(279)		645		(319)
Non-GAAP net income	$5,215	6.7%	$4,483	5.6%	$6,839	4.5%	$6,711	4.4%

GAAP weighted average diluted shares	28,256		24,475		26,708		24,341
Escrow shares	—		—		1,344		—
Dilutive equity awards included in
Non-GAAP earnings per share	630		328		814		464
2013 and 2015 convertible senior notes dilutive shares (I)	3,470		3,837		—		3,837
Non-GAAP weighted average diluted shares (I)	32,356		28,640		28,866		28,642
GAAP net income (loss) per share (diluted)	$0.05		$0.01		$(0.13)		$(0.01)
Non-GAAP adjustments detailed above	0.12		0.16		0.37		0.28
Non-GAAP net income per share (diluted) (I)	$0.17		$0.17		$0.24		$0.27

(I) For the three months ended June 30, 2012 and 2011, the diluted earnings per share calculation includes interest costs, net of tax benefit, totaling $421 and $456 related to dilutive equity shares underlying our 2013 and 2015 convertible senior notes. For the six months ended June 30, 2012, the diluted earnings per share calculation excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive. For the six months ended June 30, 2011, the diluted earnings per share calculation includes interest costs, net of tax benefit, totaling $912 related to dilutive equity shares underlying our 2013 convertible senior notes.

(II) As discussed above, during the period ended June 30, 2012 the Company modified its calculation of Non-GAAP income tax expense. For comparability purposes we have revised all prior periods presented to align with our new methodology. Refer to the following table for impact of this change to prior periods.

RECONCILIATION OF CHANGE IN NON-GAAP TAX EXPENSE METHODOLOGY
(In thousands, except per share amounts, unaudited)

	Q1 2012
	As Reported	Adjustment	As Adjusted

Non-GAAP income tax expense (benefit)	$269	$(98)	$171
Non-GAAP net income	1,526	98	1,624
Non-GAAP net income per share (diluted)	0.05	0.01	0.06

	Q1 2011			Q2 2011			Q3 2011			Q4 2011			FY 2011
	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted

Non-GAAP income tax expense (benefit)	$(11)	$2	$(9)	$32	$201	$233	$(318)	$539	$221	$130	$(57)	$73	$(167)	$685	$518
Non-GAAP net income	2,230	(2)	2,228	4,684	(201)	4,483	6,551	(539)	6,012	1,362	57	1,419	14,828	(685)	14,143
Non-GAAP net income per share (diluted)	0.09	—	0.09	0.18	(0.01)	0.17	0.22	(0.02)	0.20	0.05	—	0.05	0.55	(0.02)	0.53

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	September 30, 2012
	Low End	High End
GAAP net loss	$(5.2)	$(3.6)
(b) Amortization of acquired intangible assets	3.7	3.7
(c) Stock-based compensation	1.1	1.1
(d) Restructuring and acquisition-related charges, net	1.2	1.2
(e) Income tax effect of reconciling items	(0.8)	(0.7)
Total adjustments	5.2	5.3
Non-GAAP net income	$0.0	$1.7

GAAP weighted average shares	27,600	27,600
Non-GAAP adjustments	1,500	1,500
Non-GAAP weighted average shares (diluted) (I)	29,100	29,100

GAAP net loss per share	$(0.19)	$(0.13)
Non-GAAP adjustments detailed above	0.19	0.19
Non-GAAP net income per share (diluted) (I)	$0.00	$0.06

(I) For the three months ended September 30, 2012 guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our 2013 and 2015 convertible senior notes as the inclusion would be are anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range for the
Three Months Ended
September 30, 2012
GAAP	30.2%
(b) Amortization of acquired intangible assets	3.6
(c) Stock-based compensation	0.2
Non-GAAP	34.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range for the
Three Months Ended
September 30, 2012
GAAP	$23.4
(c) Stock-based compensation	(0.9)
Non-GAAP	$22.5

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting.  Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.